Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No.333-174207 and No. 333-194343), and Form S-8 (No. 333-193114) of RCI Hospitality Holdings, Inc., of our report dated December 13, 2016, relating to the consolidated financial statements of RCI Hospitality Holdings, Inc., appearing in this Annual Report on Form 10-K of RCI Hospitality Holdings, Inc. for the year ended September 30, 2018.

/s/ Whitley Penn LLP
Dallas, Texas
December 31, 2018